Exhibit 20.1
Nissan Auto Lease Trust 2005-A
Settlement Statement for the month ended January 31, 2006

Collection Period Start	1-Jan-06	Distribution Date	15-Feb-06
Collection Period End	31-Jan-06	30/360 Days	30
Beg. of Interest Period	17-Jan-06	Actual/360 Days	29
End of Interest Period	15-Feb-06

SUMMARY
	Coupon Rate	Initial Balance	Beginning Balance	Ending Balance	Pool Factor
Total Portfolio		1,550,442,391.02	1,471,076,027.31	1,440,706,653.40	0.9292230
Total Securities		1,550,442,391.02	1,471,076,027.31	1,440,706,653.40	0.9292230
Class A-1 Notes	4.271000%	219,700,000.00	140,333,636.29	109,964,262.38	0.5005201
Class A-2 Notes	4.610000%	242,000,000.00	242,000,000.00	242,000,000.00	1.0000000
Class A-3 Notes	4.700000%	445,000,000.00	445,000,000.00	445,000,000.00	1.0000000
Class A-4 Notes	4.520000%	488,700,000.00	488,700,000.00	488,700,000.00	1.0000000
Certificates	0.000000%	155,042,391.02	155,042,391.02	155,042,391.02	1.0000000

	Principal Payment Due	Interest Payment	Principal per $1000 Face Amount	Interest per $1000 Face Amount
Class A-1 Notes	30,369,373.91	482,821.77	138.2311056	2.1976412
Class A-2 Notes	0.00	929,683.33	0.0000000	3.8416667
Class A-3 Notes	0.00	1,742,916.67	0.0000000	3.9166667
Class A-4 Notes	0.00	1,779,411.00	0.0000000	3.6411111
Certificates	0.00	0.00	0.0000000	0.0000000
Total Securities	30,369,373.91	4,934,832.77

I. COLLECTIONS

Lease Payments: ( Lease SUBI)
Monthly Principal	22,120,918.53
Monthly Interest	6,409,880.88
Total Monthly Payments	28,530,799.41

Interest Rate Cap Payments	0.00

Advances:
Aggregate Monthly Payment Advances	1,159,155.04
Aggregate Sales Proceeds Advance	609,953.92
Total Advances	1,769,108.96

Vehicle Disposition Proceeds:
Reallocation Payments	1,281,935.14
Repurchase Payments	12,772.20
Net Auction Proceeds	0.00
Recoveries	0.00
Net Liquidation Proceeds	9,778,851.15
Excess Wear and Tear and Excess Mileage	1,984.84
Remaining Payoffs	0.00
Net Insurance Proceeds	1,067,827.27
Residual Value Surplus	22,072.30
Total Collections	42,465,351.27

II. COLLATERAL POOL BALANCE DATA
	Number	Book Amount	Discount Rate	Securitization Value
Pool Balance - Beginning of Period	67,023	1,606,634,231.12	8.15000%	1,471,076,027.31
Total Depreciation Received		(21,015,155.57)		(17,556,362.40)
Principal Amount of Gross Losses	(119)	(2,926,954.54)		(2,749,851.33)
Repurchase / Reallocation	(1)	(12,782.43)		(12,772.20)
Early Terminations	(7)	(180,830.40)		(167,925.08)
Scheduled Terminations	(470)	(10,371,429.29)		(9,882,462.90)
Pool Balance - End of Period	66,426	1,572,127,078.89	8.15000%	1,440,706,653.40

III. DISTRIBUTIONS

Total Collections					42,465,351.27
Reserve Amounts Available for Distribution					0.00
Total Available for Distribution					42,465,351.27

1. Amounts due Indenture Trustee as Compensation or Indemnity					0.00
2. Reimbursement of Payment Advance					1,532,532.00
3. Reimbursement of Sales Proceeds Advance					297,168.16
4. Servicing Fee:
Servicing Fee Due					1,225,896.69
Servicing Fee Paid					1,225,896.69
Servicing Fee Shortfall					0.00
Total Trustee, Advances and Servicing Fee Paid					3,055,596.85

5. Interest:
Class A-1 Notes Monthly Interest
Class A-1 Notes Interest Carryover Shortfall					0.00
Class A-1 Notes Interest on Interest Carryover Shortfall					0.00
Class A-1 Notes Monthly Available Interest Distribution Amount					482,821.77

Class A-1 Notes Monthly Interest Paid					482,821.77
Chg in Class A-1 Notes Int. Carryover Shortfall					0.00

Class A-2 Notes Monthly Interest
Class A-2 Notes Interest Carryover Shortfall					0.00
Class A-2 Notes Interest on Interest Carryover Shortfall					0.00
Class A-2 Notes Monthly Available Interest Distribution Amount					929,683.33

Class A-2 Notes Monthly Interest Paid					929,683.33
Chg in Class A-2 Notes Int. Carryover Shortfall					0.00

Class A-3 Notes Monthly Interest
Class A-3 Notes Interest Carryover Shortfall					0.00
Class A-3 Notes Interest on Interest Carryover Shortfall					0.00
Class A-3 Notes Monthly Available Interest Distribution Amount					1,742,916.67

Class A-3 Notes Monthly Interest Paid					1,742,916.67
Chg in Class A-3a Notes Int. Carryover Shortfall					0.00

Class A-4 Notes Monthly Interest
Class A-4 Notes Interest Carryover Shortfall	0.00
Class A-4 Notes Interest on Interest Carryover Shortfall	0.00
Class A-4 Notes Monthly Available Interest Distribution Amount	1,779,411.00

Class A-4 Notes Monthly Interest Paid	1,779,411.00
Chg in Class A-4 Notes Int. Carryover Shortfall	0.00

Certificate Monthly Interest
Certificate Interest Carryover Shortfall	0.00
Certificate Interest on Interest Carryover Shortfall	0.00
Certificate Monthly Available Interest Distribution Amount	0.00

Certificate Monthly Interest Paid	0.00
Chg in Certificate Int. Carryover Shortfall	0.00

Total Note and Certificate Monthly Interest
Total Note and Certificate Monthly Interest Due	4,934,832.77
Total Note and Certificate Monthly Interest Paid	4,934,832.77
Total Note and Certificate Interest Carryover Shortfall	0.00
Chg in Total Note and Certificate Int. Carryover Shortfall	0.00

Total Available for Principal Distribution	34,474,921.65

6. Total Monthly Principal Paid on the Notes
Total Monthly Principal Paid on the Class A Notes	30,369,373.91

Total Class A Noteholders' Principal Carryover Shortfall	0.00
Total Class A Noteholders' Principal Distributable Amount	30,369,373.91
Chg in Total Class A Noteholders' Principal Carryover Shortfall	0.00

7. Total Monthly Principal Paid on the Certificates	0.00

Total Certificateholders' Principal Carryover Shortfall	0.00
Total Certificateholders' Principal Distributable Amount	0.00
Chg in Total Certificateholders' Principal Carryover Shortfall	0.00

Remaining Available Collections	4,105,547.74

IV. RESERVE ACCOUNT

Initial Reserve Account Amount			15,504,423.91
Required Reserve Account Amount			46,513,271.73
Beginning Reserve Account Balance			32,513,162.65
Reinvestment Income for the Period			245,906.25
Reserve Fund Available for Distribution			32,759,068.90
Reserve Fund Draw Amount			0.00
Deposit of Remaining Available Collections			4,105,547.74
Gross Reserve Account Balance			36,864,616.64
Remaining Available Collections Released to Seller			0.00
Ending Reserve Account Balance			36,864,616.64

V. POOL STATISTICS

Weighted Average Remaining Maturity			26.78
Monthly Prepayment Speed			89.000%
Lifetime Prepayment Speed			74.000%

	$		units
Recoveries of Defaulted and Casualty Receivables	1,607,263.13
Securitization Value of Defaulted Receivables and Casualty Receivables	2,749,851.33		119
Aggregate Defaulted and Casualty Gain (Loss)	(1,142,588.20)
Pool Balance at Beginning of Collection Period	1,471,076,027.31
Net Loss Ratio	-0.0777%

Cumulative Net Losses for all Periods	0.1299%		2,014,589.71

Delinquent Receivables:	Amount		Number
31-60 Days Delinquent	13,016,994.23		569
61-90 Days Delinquent	3,275,837.15		138
91-120+ Days Delinquent	1,502,993.23		65
Total Delinquent Receivables:	17,795,824.61		772
60+ Days Delinquencies as Percentage of Receivables	0.32%

Aggregate Sales Performance of Auctioned Vehicles	$		units
Sales Proceeds	734,405.41		42
Securitization Value	832,825.99
Aggregate Residual Gain (Loss)	(98,420.58)

Cumulative Sales Performance of Auctioned Vehicles		$	units
Cumulative Sales Proceeds	2,084,421.44		124
Cumulative Securitization Value	2,461,095.06
Cumulative Residual Gain (Loss)	(376,673.62)

VI. RECONCILIATION OF ADVANCES	.

Beginning Balance of Residual Advance			554,830.38
Reimbursement of Outstanding Advance			297,168.16
Additional Advances for current period			609,953.92
Ending Balance of Residual Advance			867,616.14

Beginning Balance of Payment Advance			3,399,135.20
Reimbursement of Outstanding Payment Advance			1,532,532.00
Additional Payment Advances for current period			1,159,155.04
Ending Balance of Payment Advance			3,025,758.24